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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Egalet Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EGALET CORPORATION
600 Lee Road, Suite 100
Wayne, PA 19087

NOTICE OF VIRTUAL SPECIAL MEETING OF STOCKHOLDERS

Online Meeting Only—No Physical Meeting Location

To Be Held on February 14, 2018

Dear Stockholder:

        You are cordially invited to attend a virtual Special Meeting of Stockholders of Egalet Corporation, a Delaware corporation. The meeting will be held on Wednesday, February 14, 2018 at 9:00 A.M. local time. The virtual Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EGLT2018, where you will be able to listen to the meeting live, submit questions and vote online . If you plan to participate in the virtual Special Meeting, please see the instructions beginning on p. 1 of the attached Proxy Statement. There will be no physical location for stockholders to attend. Stockholders may only participate online by logging in at www.virtualshareholdermeeting.com/EGLT2018. We believe that a virtual Special Meeting provides greater access to those who may want to attend and therefore have chosen this over an in-person meeting.

        At the Special Meeting, you will be asked to consider and vote upon the following proposals:

  1.
  To approve an amendment to our Third Amended and Restated Certificate of Incorporation, as amended (the "Charter"), to increase the number of authorized shares of our common stock, $0.001 par value per share (the "Common Stock"), from 75,000,000 to 275,000,000;

  2.
  To approve an amendment to our Charter to effect a reverse stock split of the shares of our Common Stock at a ratio of not less than 1-to-2 and not greater than 1-to-20, with the exact ratio and effective time of the reverse stock split to be determined by our Board of Directors, if at all (the "Reverse Stock Split");

  3.
  To authorize the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting in favor of Proposal 1 and/or Proposal 2; and

  4.
  Such other business as may properly come before the Meeting or any adjournments or postponements thereof.

        These items are more fully described in the attached Proxy Statement. The record date for the Special Meeting is January 2, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

        Please vote as promptly as possible, whether or not you plan to attend the virtual Special Meeting. Your promptness in voting will assist us in establishing a quorum.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholders' Meeting to Be Held on
Wednesday, February 14, 2018 at 9:00 A.M. local time.

The proxy statement is available at www.proxyvote.com.

By Order of the Board of Directors,
Stan Musial Executive Vice President, Chief Financial Officer & Secretary

Wayne, Pennsylvania
                        , 2018

        You are cordially invited to attend the virtual meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote during the virtual meeting via the virtual meeting website—www.virtualshareholdermeeting.com/EGLT2018, where stockholders may vote and submit questions during the meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote during the meeting, you must obtain a proxy issued in your name from that record holder. Your broker, bank or nominee cannot vote your shares for any proposals deemed "non-routine" unless you provide voting instructions. Therefore, if your shares are held by a broker, bank or other nominee, we highly encourage you to instruct them regarding how to vote your shares.

ABOUT THE MEETING	1
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS	7
PROPOSAL 1: AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE AUTHORIZED SHARES OF COMMON STOCK	9
PROPOSAL 2: AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT	12
PROPOSAL 3: AUTHORIZATION OF ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE SPECIAL MEETING IN FAVOR OF PROPOSAL 1 OR PROPOSAL 2	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
STOCKHOLDER PROPOSALS	24
HOUSEHOLDING OF PROXY MATERIALS	24
INSTUCTIONS FOR THE VIRTUAL SPECIAL MEETING	25
OTHER MATTERS	25
ANNEX A: AMENDMENT TO THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF EGALET CORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
ANNEX B: AMENDMENT TO THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF EGALET CORPORATION TO EFFECT A REVERSE STOCK SPLIT.

i

EGALET CORPORATION
600 Lee Road, Suite 100
Wayne, PA 19087

PROXY STATEMENT
FOR THE VIRTUAL SPECIAL MEETING OF STOCKHOLDERS

February 14, 2018

ABOUT THIS PROXY STATEMENT AND THE VIRTUAL SPECIAL MEETING

Why did I receive proxy materials? What is included in the proxy materials?

        The Board of Directors (the "Board") of Egalet Corporation (also referred to as "we," "us," "Egalet," and the "Company") is soliciting your proxy to vote at a virtual Special Meeting of Stockholders (the "Special Meeting") to be held on February 14, 2018 at 9:00 A.M. local time and at any adjournment or postponement thereof. The virtual Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EGLT2018, where you will be able to listen to the meeting live, submit questions and vote online. You received proxy materials because you owned shares of Egalet common stock, par value $0.001 per share (the "Common Stock"), at the close of business on January 2, 2018, the record date, and that entitles you to vote at the Special Meeting.

        Proxy materials include the notice of special meeting of stockholders, the proxy statement, and a proxy card or voting instruction form. The proxy statement describes the matters on which the Board would like you to vote, and provides information about Egalet that we must disclose under Securities and Exchange Commission ("SEC") regulations when we solicit your proxy.

        Your proxy will authorize specified persons, each of whom also is referred to as a proxy, to vote on your behalf at the Special Meeting. By use of a proxy, you can vote whether or not you attend the Special Meeting in person. The written document by which you authorize a proxy to vote on your behalf is referred to as a proxy card.

        We intend to mail these proxy materials on or about                    , 2018 to all stockholders of record entitled to vote at the Special Meeting.

How can I get electronic access to the proxy materials?

        The proxy materials are available for viewing at www.proxyvote.com. On this website, you may:

  •
  vote your shares; and

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  select a future delivery preference of paper or electronic copies of the proxy materials.

        You may choose to receive proxy materials electronically in the future. If you choose to do so, you will receive an email with instructions containing an electronic link to the proxy materials for next year's annual meeting. You also will receive an electronic link to the proxy voting site.

        Rules adopted by the SEC allow companies to send stockholders a notice of Internet availability of proxy materials only, rather than mail them full sets of proxy materials. We chose to mail full packages of proxy materials to stockholders. However, in the future we may take advantage of this alternative "notice only" distribution option. If in the future, we choose to send only a notice, it would contain instructions on how stockholders can access our notice of meeting and proxy statement via the Internet. It also would contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

        If you hold your shares through a bank, broker or other custodian, you also may have the opportunity to receive the proxy materials electronically. Please check the information contained in the documents provided to you by your bank, broker or other custodian.

How can I attend and participate in the virtual Special Meeting?

        The virtual Special Meeting will be held on Wednesday, February 14, 2018 at 9:00 A.M. local time. Information on how to vote at the Special Meeting is discussed below.

  •
  Stockholders will be able to log into the virtual Special Meeting platform beginning at 8:45 A.M. Eastern Time on February 14, 2018.

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  To participate in the virtual Special Meeting visit www.virtualshareholdermeeting.com/EGLT2018.

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  Enter your 16-digit control number as indicated.

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  Stockholders may submit questions during the meeting.

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  Stockholders who participate in the virtual Special Meeting by way of the link above will be considered to have attended the meeting "in person" as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.

How can I vote my shares in person at the virtual Special Meeting?

        If you are a stockholder of record, you may attend the Special Meeting and vote via the virtual meeting website, www.virtualshareholdermeeting.com/EGLT2018, where stockholders may vote and submit questions during the meeting. Please have your 16-Digit Control Number to join the Special Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

Who can vote at the virtual Special Meeting?

        Only stockholders of record at the close of business on January 2, 2018 will be entitled to vote at the Special Meeting. On this record date, there were                    shares of Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If on January 2, 2018 your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to participate in the virtual Special Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

        If on January 2, 2018 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to participate in the virtual Special Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        At the virtual Special Meeting, you are being asked to consider and vote upon the following proposals:

  Proposal 1:    To approve an amendment to our Third Amended and Restated Certificate of Incorporation, as amended (the "Charter"), to increase the number of authorized shares of our Common Stock from 75,000,000 to 275,000,000;

  Proposal 2:    To approve an amendment to our Charter to effect a reverse stock split of the shares of our Common Stock at a ratio of not less than 1-to-2 and not greater than 1-to-20, with the exact ratio and effective time of the reverse stock split to be determined by our Board of Directors, if at all (the "Reverse Stock Split"); and

  Proposal 3:    To authorize the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting in favor of Proposal 1 and/or Proposal 2.

What if another matter is properly brought before the meeting?

        The Company's Amended and Restated Bylaws ("Bylaws") provide that only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting subject to certain limited exceptions, and the Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How many votes must be present to hold the virtual Special Meeting?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were                    shares outstanding and entitled to vote. Thus, the holders of                    shares must be present in person or represented by proxy at the meeting to achieve a quorum.

        Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How many votes are needed to approve each Proposal? How do abstentions or broker non-votes affect the voting results?

        The following table summarizes the vote threshold required for approval of each Proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes).

Proposal	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
Charter Amendment increasing authorized shares of Common Stock	Majority of outstanding shares	Counted "against"	Counted "against"
Charter Amendment to effect the Reverse Stock Split	Majority of outstanding shares	Counted "against"	Counted "against"
Authorization of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies	Majority of shares present and entitled to vote	Counted "against"	Broker non-votes will have no effect

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count, votes "For" and "Against," abstentions and, if applicable, broker non-votes.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of NASDAQ, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, as well as the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation. Brokers and nominees holding shares in "street name" may vote your shares in the absence of your instructions for other items considered routine. We anticipate that the proposed amendments to our Charter to increase the authorized shares of our Common Stock and to effect a reverse stock split and the proposal to adjourn the Special Meeting to solicit additional proxies will be considered "routine" matters, and that brokers or nominees will accordingly be able to vote shares even in the absence of instructions. However, beneficial owners are nonetheless encouraged to provide instructions to their broker or nominee. For purposes of the proposal to adjourn the Special Meeting to solicit additional proxies, a broker non-vote is not considered to be a "vote cast" at the meeting and will have no effect on that proposal. A broker non-vote will have the same effect as a vote against the proposals to amend the Charter to increase the number of authorized shares of our Common Stock and to effect a reverse stock split.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of Common Stock you owned as of January 2, 2018.

How do I vote?

        You may vote "For" or "Against" or abstain from voting on each of the Proposals.

        The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Special Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card. Whether or not you plan to attend the virtual Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Special Meeting and vote in person, even if you have already voted by proxy.

  •
  In Person:  To vote in person, attend and vote at the Special Meeting.

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  By Mail:  To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

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  By Telephone:  To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Have your proxy available when you call. You will be asked to provide the company number and control number from the notice. Your telephone vote must be received by 11:59 P.M., Eastern Time on February 13, 2018 to be counted.

  •
  Via the Internet:  To vote through the internet, go to www.proxyvote.com and follow the on-screen instructions. Your internet vote must be received by 11:59 P.M., Eastern Time on February 13, 2018 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in that notice to ensure that your vote is counted. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the Special Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

        See "What are broker non-votes?" above.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, "FOR" the approval of the amendment to our Charter to increase the number of authorized shares of our Common Stock from 75,000,000 to 275,000,000; "FOR" the approval of the amendment to our Charter to effect the Reverse Stock Split; and "FOR" authorization of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting.

Stockholder of Record: Shares Registered in Your Name

        If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

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  You may submit another properly completed proxy card with a later date;

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  You may grant a subsequent proxy by telephone or through the internet;

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  You may send a timely written notice that you are revoking your proxy to our Secretary at Egalet Corporation, 600 Lee Road, Suite 100, Wayne, PA 19087; or

  •
  You may attend the virtual Special Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

        If your shares are held by your broker, bank or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent.

Who is paying for this proxy solicitation and what method of solicitation will be used?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, officers, employees and agents may also solicit proxies from our stockholders by personal interview, telephone, telegram, electronic or other means. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the reasonable cost of forwarding proxy materials to beneficial owners.

Who can help answer my questions?

        If you have questions about the Special Meeting or would like additional copies of this Proxy Statement, you should contact our Secretary, at 600 Lee Road, Suite 100, Wayne, PA 19087.

IMPORTANT INFORMATION IF YOU PLAN TO ATTEND AND PARTICIPATE IN THE VIRTUAL SPECIAL MEETING

        You must be able to show that you owned Egalet Common Stock on the record date, January 2, 2018, to gain admission to the virtual Special Meeting. Any stockholder can attend the virtual Special Meeting by visiting www.virtualshareholdermeeting.com/EGLT2018, where stockholders may vote and submit questions during the meeting. Please have your 16-Digit Control Number to join the virtual Special Meeting. The virtual meeting will begin promptly at 9:00 A.M. Eastern Time on February 14, 2018.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the safe harbor created by those sections. We have identified some of these forward-looking statements with words like "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "project," "potential," "continue," "seek to" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements involve risks and uncertainties. These uncertainties include factors that affect all businesses as well as matters specific to us. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause our actual results to be materially different than those expressed in or implied by our forward-looking statements. For us, particular uncertainties and risks include, among others, including, but not limited to, risks related to: our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; our current and future indebtedness; our ability to obtain additional financing; our current inability to issue additional equity securities due to the limited number of authorized shares available for issuance under our Charter; the level of commercial success of our products and, if approved, our product candidates; our ability to execute on our sales and marketing strategy, including developing relationships with customers, physicians, payers and other constituencies; the continued development of our currently limited commercialization capabilities, including sales and marketing capabilities and the outcome of the internalization of our previously external sales force; the success of competing products that are or become available; the accuracy of our estimates of the size and characteristics of the potential markets for our products and product candidates and our ability to serve those markets; the rate and degree of market acceptance of our products and product candidates; the difficulties in obtaining and maintaining regulatory approval of our products and product candidates, and any related restrictions, limitations and/or warnings in the product label under any approval we may obtain; the performance of third parties, including contract research organizations, manufacturers and collaborators; our success with regard to any business development initiatives; the success and timing of our preclinical studies and clinical trials; our ability to recruit or retain key scientific or management personnel or to retain our executive officers, including as a result of most of our outstanding employee stock options being underwater; regulatory developments in the U.S. and foreign countries; obtaining and maintaining intellectual property protection for our product candidates and our proprietary technology; our ability to operate our business without infringing the intellectual property rights of others; recently enacted and future legislation regarding the healthcare system; our ability to integrate and grow any businesses or products that we may acquire; our stock price and ability to meet the continued listing requirements of the NASDAQ Global Market; the impact of the anti-dilution features in our warrant agreements on our ability to raise additional capital; and changes in tax laws or our effective tax rate and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K as amended and supplemented by our subsequent Quarterly

Reports on From 10-Q. All forward-looking statements in this proxy statement speak only as of the date of this proxy statement and are based on our current beliefs and expectations. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

PROPOSAL 1
AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK

        Our Third Amended and Restated Certificate of Incorporation, as amended (the "Charter") currently authorizes us to issue a total of 75,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.001 par value. Our Board of Directors (the "Board") has approved, and is seeking stockholder approval of, an amendment to our Charter (the "Authorized Shares Amendment") to implement an increase in the number of shares of authorized Common Stock from 75,000,000 shares to 275,000,000.

        The Board has unanimously determined that the Authorized Shares Amendment is advisable and in the best interests of the Company and our stockholders, and recommends that our stockholders approve the Authorized Shares Amendment. In accordance with the General Corporation Law of the State of Delaware, we are hereby seeking approval of the Authorized Share Amendment by our stockholders.

        Other than the potential Reverse Stock Split described in Proposal 2, no other changes to our Charter are being proposed, including with respect to the number of authorized shares of preferred stock. Other than the proposed increase in the number of authorized shares of Common Stock, the Authorized Shares Amendment is not intended to modify the rights of existing stockholders in any material respect. The additional shares of Common Stock to be authorized pursuant to the proposed Authorized Shares Amendment will be identical to the shares of Common Stock currently authorized and outstanding under our Charter, none of which have preemptive or similar rights to acquire the newly authorized shares.

        Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the proposed Authorized Shares Amendment to increase the number of authorized shares of Common Stock, and we will not independently provide stockholders with any such rights.

        The full text of the proposed Authorized Shares Amendment is attached hereto as ANNEX A.

Reasons for the Authorized Shares Amendment

        The Board is proposing the Authorized Shares Amendment to increase the number of authorized shares of our Common Stock from 75,000,000 shares to 275,000,000 shares. Of the 75,000,000 shares of Common Stock we are currently authorized to be issued under the Charter, as of January 2, 2018,                   shares are issued and outstanding,                  are reserved for issuance under our equity plans (including our inducement plan) and employee stock purchase plan,                   are issuable upon the exercise of our outstanding warrants,                  are issuable upon conversion of our outstanding 5.50% Notes (hereafter defined) and                  are reserved for issuance under our 6.50% Notes (hereafter defined). In addition, to the extent that any shares currently reserved for issuance are released from such reserve, we have agreed in the indenture governing our 6.50% Notes to promptly reserve such shares for issuance under the 6.50% Notes. Therefore, we currently have no authorized shares of Common Stock available for future issuance. In fact, more shares are potentially issuable upon conversion of our 6.50% than we currently have authorized. Other than issuances pursuant to equity incentive plans and currently outstanding warrants and convertible notes (as described above), as of the date of this proxy statement, we have no current plans, arrangements or understandings regarding the issuance of any additional shares of Common Stock that would be authorized pursuant to this proposal and there are no negotiations pending with respect to the issuance thereof for any purpose. The Board does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its then existing stockholders.

        On December 20, 2017, we entered into exchange agreements with certain holders of our outstanding 5.50% senior convertible notes ("5.50% Notes") due April 1, 2020. Holders of, in the aggregate, approximately $36.4 million of outstanding principal amount of the 5.50% Notes agreed to exchange those notes for, in the aggregate, (i) approximately $23.9 million of 6.50% convertible senior notes due 2024 ("6.50% Notes"), (ii) a warrant exercisable for 3.5 million shares of the our Common Stock and (iii) payments, in cash, of all accrued but unpaid interest as of the closing on the 5.50% Notes exchanged in the transaction (the "Exchange"). As noted above, we currently do not have a sufficient number of shares of authorized and unissued Common Stock to reserve for issuance the number of shares required to be reserved under the indenture governing the 6.50% Notes. Accordingly, we are required thereby to use our reasonable best efforts to (i) seek stockholder approval of an amendment to our Charter to increase the number of authorized shares available for issuance thereunder, and (ii) if and when such approval is obtained, to reserve from such number the number of shares that may be issued in respect of the 6.50% Notes and any other securities issued in connection with the Exchange. In the exchange agreements, the holders granted us a proxy authorizing us to vote any shares of Common Stock they hold in favor of such a Charter amendment at any applicable meeting of our stockholders. If we are unable to obtain stockholder approval on or prior to July 1, 2018, the interest rate of the 6.50% Notes will increase to 10.0% unless and until such stockholder approval is obtained. We are seeking approval for the Authorized Shares Amendment at this time, for among other reasons, to comply with our obligations under the indenture for the 6.50% Notes.

        In addition to the increase in our authorized shares of Common Stock necessitated by the Exchange, the Board believes that the proposed increase in the number of authorized shares of Common Stock will also benefit the Company by improving our flexibility in considering opportunities that require the issuance of shares of Common Stock. The additional authorized shares will be available for issuance from time to time to enable us to respond to future business opportunities requiring the issuance of shares, including stock dividends, the consummation of equity-based financings involving Common Stock or securities convertible into or exercisable for Common Stock ("Common Stock derivatives") including the Company's "at-the-market" equity offering facility, re-financings of current or future indebtedness involving the issuance of Common Stock or Common Stock derivatives, acquisition or strategic joint venture transactions involving the issuance of Common Stock or Common Stock derivatives, grants of Common Stock and Common Stock derivatives to the Company's current and future employees and consultants, or for other general purposes that the Board may deem advisable from time to time. Without an increase in the number of authorized shares of Common Stock over and above the amount required under the indenture governing the 6.50% Notes, the Company may be constrained in its ability to raise capital in a timely fashion or at all and may lose important business opportunities, which could adversely affect our financial performance and growth. In particular, although the Company has availability under its "at-the-market" equity offering facility to raise additional capital, because the Company has no authorized Common Stock available, it cannot utilize the facility to raise such capital.

        In determining the size of the proposed authorized share increase, the Board considered a number of factors, including the factors set forth above, the Company's historical issuances of shares and the Company's potential future needs, including that over a number of years the Company may potentially need additional shares in connection with one or more future equity transactions, acquisitions or other strategic transactions and future issuances under equity compensation plans. If the stockholders do not approve the proposal, then, in addition to the ramifications under the indenture for the 6.50% Notes described above, the Company will not have needed additional shares available or would be required to seek stockholder approval in connection with any such transaction, which may delay or otherwise have a material adverse effect on the transaction or the Company.

Potential effects of the Authorized Shares Amendment

        The proposed increase in the number of authorized shares of Common Stock will not have any immediate effect on the rights of our existing stockholders. However, the Board will have the authority to issue the additional shares of Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or rules of any stock exchange on which our securities may be listed, including The Nasdaq Global Market. The issuance of additional shares of Common Stock may decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their Common Stock. The perception that there might be additional dilution to our existing stockholders may put pressure on our stock price.

        While it may be deemed to have potential anti-takeover effects, including by delaying or preventing a change in control of the Company through subsequent issuances of these shares and the other reasons set forth above, which, among other things, could include issuances in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely, the proposal to increase the authorized Common Stock is not prompted by any specific effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company.

        The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock currently outstanding. Stockholders do not have preemptive rights with respect to our Common Stock. Therefore, should the Board determine to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof.

        We can provide no assurance that we will be successful in amending our Charter to increase the number of shares of Common Stock that are available for issuance, or that the Authorized Shares Amendment will not have an adverse effect on our stock price.

Effectiveness of the Authorized Shares Amendment

        If the Authorized Shares Amendment is approved by our stockholders, it will become effective upon the acceptance by the Secretary of State of the State of Delaware of the filing of the Authorized Shares Amendment. Such filing is expected to occur promptly after stockholder approval of this proposal. If this proposal is not approved, our Charter would remain unchanged and the number of authorized shares of Common Stock would remain 75,000,000. Other than as described herein, this proposed Authorized Shares Amendment effects no other changes to our Charter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO ALLOW FOR AN AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 2
APPROVAL OF AN AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE
OF INCORPORATION, AS AMENDED, TO EFFECT THE REVERSE STOCK SPLIT

General

        The Board has unanimously approved, and recommended that our stockholders approve, an amendment to our Charter (the "Reverse Split Amendment"), to effect the Reverse Stock Split at a ratio of not less than 1-to-2 and not greater than 1-to-20, with the final decision of whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split, and the exact ratio of the Reverse Stock Split (within such range) to be determined by the Board, in its discretion. If the stockholders approve the Reverse Stock Split, and the Board decides to implement it, the Reverse Stock Split will become effective at a time and on a date to be determined by the Board that will be specified in the Reverse Split Amendment. If the Board does not decide to implement the Reverse Stock Split within twelve (12) months from the date of the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

        The Reverse Stock Split will be realized simultaneously for all outstanding Common Stock. The Reverse Stock Split will affect all holders of Common Stock uniformly and each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split will not change the par value of our Common Stock and will not reduce the number of authorized shares of Common Stock.

Reasons for the Reverse Stock Split

        Our Board believes that a Reverse Stock Split is desirable for a number of reasons. First, the Board believes that a Reverse Stock Split could improve the marketability and liquidity of our Common Stock. Second, the Board believes that a Reverse Stock Split may facilitate the continued listing of our Common Stock on the NASDAQ Global Market or the listing of our Common Stock on the NASDAQ Capital Market. Third, our Board believes that a Reverse Stock Split would assist in providing us with flexibility and as many alternatives as possible to obtain financing that we may, in the future, seek to accomplish.

Marketability

        Our Board believes that the increased market price of our Common Stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our Common Stock and could encourage interest and trading in our Common Stock. Theoretically, the number of shares outstanding and the per share price should not, by themselves, affect the marketability of our Common Stock, the type of investor who acquires it, or our reputation in the financial community. However, in practice, we believe this is not necessarily the case, as we believe that many investors view low-priced stocks as speculative, more volatile and generally avoid the purchase of such securities. Our Board believes that there is a reluctance of many brokerage firms to recommend low-priced stocks to their retail clients (whether due to internal restrictions and/or limitations or otherwise). Further, we believe that certain brokerage house policies and practices tend to discourage individual brokers who administer brokerage accounts within those firms from encouraging their clients to transact trades in low-priced stocks. In addition, institutional investors, pursuant to internal policies, often are restricted and/or limited from investing in companies whose stocks trade at low prices. Stockbrokers are also subject to certain restrictions on their ability to recommend lower priced stocks to their retail clients because of what we believe to be a general presumption in the industry that such securities are highly speculative. In addition, the structure of trading commissions tends to have an adverse impact upon purchasers of low-priced stocks because the brokerage commission on a sale of such securities generally represents a higher percentage of the purchase/sales price than the commission on a relatively higher-priced issue. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost effective investment for many investors, which we in turn believe would enhance the liquidity of the holders of our Common Stock.

        The Reverse Stock Split is intended, in part, to result in a price level for our Common Stock that will increase investor interest. On January 2, 2018, the closing price of our Common Stock on The NASDAQ Global Market was $            per share. No assurances can be given that the market price for our Common Stock will increase in the same proportion as the Reverse Stock Split or that, if increased, such price will be maintained. In addition, no assurances can be given that the Reverse Stock Split will increase the price of our Common Stock to a sufficiently high level that is attractive to brokerage houses and retail and institutional investors.

        Further, our Board believes that a higher stock price could help us establish business development relationships with other companies. Theoretically, decreasing the number of shares of Common Stock outstanding should not, by itself, affect our reputation in our business community. In practice, however, we believe that potential business development partners may be less confident in the prospects of a company with a low stock price, and are less likely to enter into business relationships with a company with a low stock price. If the Reverse Stock Split successfully increases the per share price of our Common Stock, we believe this may increase our ability to attract business development partners.

Stock Exchange Requirements

        Our Common Stock is currently listed on The NASDAQ Global Market under the symbol "EGLT". On November 24, 2017, we received a notice from The Nasdaq Stock Market ("Nasdaq") that we were not in compliance with Nasdaq's Listing Rule 5450(b)(2)(A) (the "Rule"), as the minimum market value of our Common Stock had been below $50 million for 30 consecutive business days. The notification of noncompliance had no immediate effect on the listing or trading of our common stock on the NASDAQ Global Market. According to the Notice, we have 180 days, or until May 23, 2018, to achieve compliance with the minimum market value requirement. To regain compliance, the minimum market value of our Common Stock must meet or exceed $50 million for a minimum of ten consecutive business days during this 180-day grace period. Our failure to regain compliance during this period could result in delisting.

        In the event that the Company does not regain compliance with the Rule prior to the expiration of the grace period, we expect to receive written notification that our common stock is subject to delisting, in which case we may either apply for listing on The NASDAQ Capital Market, provided we meet the continued listing requirements of that market, or appeal the decision to a Nasdaq Hearings Panel. In the event of an appeal, our common stock would remain listed on The NASDAQ Global Market pending a decision by the Panel following the hearing.

        The Reverse Stock Split could enhance our ability to regain compliance with the Rule if reducing the number of outstanding shares of our Common Stock, and thereby increasing the per share market price of our Common Stock, increases demand for our Common Stock and correspondingly increases the $50 million minimum market value for our Common Stock. The additional financing flexibility described below could also provide additional alternatives for regaining compliance with the Rule following the Reverse Stock Split. However, we cannot provide any assurance that (i) any increase our stock price would remain following the Reverse Stock Split; (ii) we would again meet or exceed the $50 million minimum market value requirement; (iii) we would satisfy the other requirements for continued listing on The NASDAQ Global Market; or (iv) we would meet the listing requirements for The NASDAQ Capital Market.

Financing Flexibility

        In addition, we believe the Reverse Stock Split will provide us with the ability to support our present capital needs and future anticipated growth. The Reverse Stock Split alone would have no effect on our authorized capital stock, and absent the approval and implementation of the Authorized Shares Amendment, the total number of authorized shares would remain the same as before the Reverse Stock Split. This would have the effect of increasing the number of shares of Common Stock available for issuance, which the Board feels is important to provide us with additional flexibility and as many alternatives as possible to obtain financing. We have historically met our capital needs primarily through the sale of our debt and equity securities. While we are also asking for the approval of a Charter amendment to increase our authorized shares of Common Stock, approximately 12.7 million shares would be immediately reserved for issuance under the indenture for the 6.50% Notes. At this time, we do not have any plans, arrangements or understandings, whether written or oral, to issue any of the additional shares that will be made available if the Reverse Stock Split is approved and the Board implements the Reverse Stock Split, unless the proposal to approve the Authorized Shares Amendment increasing the number of authorized shares of our Common Stock is not approved. In that case, we would be obligated to use additional shares made available if the Reverse Stock Split is approved to help satisfy our obligations with respect to the reservation of shares under the indenture governing the 6.50% Notes and, in addition, may also remain subject to the increased 10.0% interest rate thereunder, as described in Proposal 1 above.

        If the Reverse Stock Split is approved, the availability of additional shares of Common Stock would provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including public or private financings, subscription rights offerings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. The additional available shares would be available for issuance from time to time at the discretion of the Board when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. There are no preemptive rights relating to the Common Stock. As such, any issuance of additional shares of our Common Stock would increase the number of outstanding shares of our Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly.

        Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as events relating to our financial results, general market conditions and the market perception of our Company, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. In addition, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Determination of Ratio

        The ratio of the Reverse Stock Split, if approved and implemented, will be a ratio of not less than 1-to-2 and not more than 1-to-20, as determined by our Board in its sole discretion. The Board believes that stockholder adoption of a range of Reverse Stock Split ratios (as opposed to adoption of a single Reverse Stock Split ratio or a set of fixed ratios) provides maximum flexibility to achieve the purposes of a Reverse Stock Split and, therefore, is in the best interests of the Company. In determining a ratio following the receipt of stockholder adoption, the Board (or any authorized committee of the Board) may consider, among other things, factors such as:

  •
  the historical trading price and trading volume of our Common Stock;

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  the number of shares of our Common Stock outstanding;

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  the then-prevailing market price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

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  the impact of the Reverse Stock Split on our ability to regain compliance with the listing standards for The NASDAQ Global Market;

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  the anticipated impact of the Reverse Stock Split on our ability to raise additional financing;

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  the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

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  prevailing general market and economic conditions.

        The Board (or any authorized committee of the Board) reserves the right to elect to abandon the Reverse Stock Split, notwithstanding stockholder adoption thereof, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. The Reverse Stock Split, if authorized pursuant to this resolution and if deemed by the Board to be in the best interests of the Company and its stockholders, will be effected, if at all, at a time that is not later than twelve (12) months from the date of the Special Meeting.

Reverse Stock Split Amendment to the Charter

        If the Reverse Stock Split is approved, the following paragraph shall be added at the end of subsection (a) of ARTICLE IV of the Charter:

        "Effective upon the effective time of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), each             shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without the necessity of any further action, be changed, reclassified and combined into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall have rounded up to one additional whole share.

        The Certificate of Amendment attached hereto as ANNEX B reflects the changes that will be implemented to our Charter if the Reverse Stock Split is approved.

Principal Effects of the Reverse Stock Split

        If the stockholders approve the proposal to authorize the Board to implement the Reverse Stock Split and the Board implements the Reverse Stock Split, we will amend the existing provision of Article IV of our Charter in the manner set forth above.

        By approving this amendment, stockholders will approve the combination of any number of shares of Common Stock between and including 2 and 20, with the exact number to be determined by the Board, into one (1) share. The Certificate of Amendment to be filed with the Secretary of State of the State of Delaware will include only that number determined by the Board to be in the best interests of the Company and its stockholders. In accordance with these resolutions, the Board will not implement any amendment providing for a different split ratio.

        As explained above, the Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock and the exchange ratio will be the same for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders having his or her shares rounded up to a whole share in lieu of owning a fractional share, as described in the section titled "Fractional Shares," below.

        The Reverse Stock Split will not change the terms of our Common Stock. After the Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company's continuing obligations under the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Following the Reverse Stock Split, unless we are delisted from The NASDAQ Global Market, our Common Stock will continue to be quoted on The NASDAQ Global Market under the symbol "EGLT."

        The shares that are authorized but unissued after the Reverse Stock Split will be available for issuance, and, if we issue these shares, the ownership interest of holders of our Common Stock may be diluted. We may issue such shares to raise capital and/or as consideration in acquiring other businesses or establishing strategic relationships with other companies. Such acquisitions or strategic relationships may be effected using shares of Common Stock or other securities convertible into Common Stock and/or by using capital that may need to be raised by selling such securities. We do not have any agreement, arrangement or understanding at this time with respect to any specific transaction or acquisition for which the newly unissued authorized shares would be issued.

Effect on Authorized but Unissued Shares

        The Reverse Stock Split will have the effect of significantly increasing the number of authorized but unissued shares of Common Stock available for issuance. The number of shares of Common Stock that we are authorized to issue will not be decreased and will remain at 75,000,000 (or 275,000,000, if the Authorized Shares Amendment increasing the number of authorized shares of Common Stock is approved). Because the number of outstanding shares will be reduced as a result of the Reverse Stock Split, the number of shares available for future issuance by us will be increased. As of January 2, 2018 we have                  authorized and unissued shares of Common Stock, all of which are currently reserved for issuance.

Procedure for Effecting Reverse Stock Split

        If the Reverse Stock Split is approved by the Company's stockholders, and if at such time the Board still believes that the Reverse Stock Split is in the best interests of the Company and its stockholders, the Board will determine the ratio of the Reverse Stock Split to be implemented. The Reverse Stock Split will become effective as of 12:01 A.M., Eastern Time on the date specified in the Certificate of Amendment as filed with the office of the Secretary of State of the State of Delaware (the "effective time"). The Board will determine the exact timing of the filing of the Certificate of Amendment based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders. If the Board does not decide to implement the Reverse Stock Split within twelve (12) months from the date of the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

        Except as described below under the section titled "Fractional Shares," at the effective time, each number of issued and outstanding pre-reverse split shares that the Board has determined will be combined into one post-reverse split share, will, automatically and without any further action on the part of our stockholders, be combined into and become one share of Common Stock.

Fractional Shares

        No fractional shares will be issued in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the split ratio will automatically be entitled to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number. Stockholders of record at the effective time of the Reverse Stock Split who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will, in lieu of a fractional share, be entitled, upon surrender to the exchange agent of certificate(s) representing such pre-split shares, to entitled to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number.

Risks Associated with the Reverse Stock Split

        We cannot predict whether the Reverse Stock Split will increase the market price for our Common Stock. The history of similar stock split combinations for companies in like circumstances is varied, and the market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. Further, there are a number of risks associated with the Reverse Stock Split, including:

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  The market price per share of our shares of Common Stock post-Reverse Stock Split may not ever exceed or remain in excess of the minimum price per share necessary such that the aggregate market value of our Common Stock exceeds $50,000,000, and the Company may fail to meet the other requirements for continued listing on The NASDAQ Global Market.

  •
  Although the Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our Common Stock. As a result, the trading liquidity of the shares of our Common Stock may not improve as a result of the Reverse Stock Split and there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.

  •
  The Reverse Stock Split could be viewed negatively by the market, and other factors, such as those described above, may adversely affect the market price of the shares of our Common Stock. Consequently, the market price per post-Reverse Stock Split shares may not increase in proportion to the reduction of the number of shares of our Common Stock outstanding before the implementation of the Reverse Stock Split. Accordingly, the total market capitalization of our shares of Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Any reduction in total market capitalization as the result of the Reverse Stock Split may make it more difficult for us to meet the requirements of the Rule regarding minimum market value of listed securities, which could prevent our shares from continuing to be listed on the NASDAQ.

  •
  The Reverse Stock Split may result in some stockholders owning "odd lots" of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

Book-Entry Shares

        All of our outstanding Common Stock is uncertificated, or held in book-entry (i.e., shares not represented by a physical stock certificate). If the Reverse Stock Split is effected, stockholders who hold uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in "street name" for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-reverse stock split shares of our Common Stock owned in book-entry form.

Principal Effects of Reverse Stock Split on Outstanding Options, Outstanding Convertible Debt, Warrants, and Option Plan

        As of January 2, 2018, there were outstanding stock options to purchase an aggregate of            shares of our Common Stock with a weighted average exercise price of $            per share and warrants to purchase an aggregate of            shares of Common Stock with a weighted average exercise price of $             per share. In addition, as of January 2, 2018 we had $            in convertible debt outstanding entitling the holders thereof to acquire            shares of our Common Stock. When the Reverse Stock Split becomes effective, the number of shares of Common Stock covered by such rights will be reduced to between and including one-twentieth and one-half of the number currently covered (rounded up to the nearest whole number), and the exercise or conversion price per share will be increased by between and including two and 20 times the current exercise or conversion price (rounded down to the nearest $0.01), resulting in the same aggregate price being required to be paid therefor upon exercise or conversion thereof as was required immediately preceding the Reverse Stock Split.

        In addition, the number of shares of Common Stock and number of shares of Common Stock subject to stock options or similar rights authorized under the Company's equity incentive plan will automatically be proportionately adjusted for the Reverse Stock Split ratio, such that fewer shares will be subject to such plans. Further, the per share exercise price under such plans will automatically be proportionately adjusted for the Reverse Stock Split.

Accounting Matters

        The Reverse Stock Split will not affect the Common Stock capital account on our balance sheet. However, because the par value of our Common Stock will remain unchanged at the effective time of the split, the components that make up the Common Stock capital account will change by offsetting amounts. Depending on the size of the Reverse Stock Split the Board decides to implement, the stated capital component will be reduced proportionately based upon the Reverse Stock Split and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. Immediately after the Reverse Stock Split, the per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of Common Stock outstanding. All historic share and per share amounts in our financial statements and related footnotes will be adjusted accordingly for the Reverse Stock Split.

Effect on Par Value

        The proposed Reverse Split Amendment will not affect the par value of our Common Stock, which will remain at $0.001 per share.

No Going Private Transaction

        Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Potential Anti-Takeover Effect

        Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders. Other than the Reverse Stock Split proposal, the Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

No Dissenters' Appraisal Rights

        Under the Delaware General Corporation Law, our Charter or Bylaws, the Company's stockholders are not entitled to dissenters' appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

        The following is not intended as tax or legal advice. Each holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

        The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split generally applicable to beneficial holders of shares of our Common Stock. This summary addresses only such stockholders who hold their pre-split shares as capital assets and will hold the post-split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, trusts, estates, entities treated as partnerships for U.S. federal income tax purposes, tax-exempt organizations, regulated investment companies, REITs, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations thereunder, judicial decisions and Internal Revenue Service ("IRS") rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult their tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

Exchange Pursuant to Reverse Stock Split

        The Reverse Stock Split is intended to qualify as a tax-free recapitalization under the Code. Assuming the Reverse Stock Split so qualifies, then generally, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by the stockholders that exchange their pre-split shares for post-split shares. The post-split shares in the hands of a stockholder following the Reverse Stock Split will generally have an aggregate tax basis equal to the aggregate tax basis of the pre-split shares held by that stockholder immediately prior to the Reverse Stock Split, and a stockholder's holding period for its post-split shares generally will be the same as its holding period for the pre-split shares.

Whole Shares in Lieu of Fractional Shares

        A stockholder who receives a whole share of Common Stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the stockholder was otherwise entitled. Any such recognition of gain may affect the holding period and adjusted tax basis of the stockholder's whole share received in lieu of a fractional share. Stockholders should consult with their own tax advisors regarding the U.S. federal income tax consequences to them of the Reverse Stock Split. Backup withholding may apply to a stockholder who receives a whole share of Common Stock in lieu of a fractional share unless the stockholder provides the exchange agent with appropriate documentation establishing that backup withholding is not required

Interests of Directors and Executive Officers

        Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Reservation of Right to Abandon Reverse Stock Split

        We reserve the right to not file the Reverse Split Amendment and to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Reverse Split Amendment, even if the authority to effect the amendment is approved by our stockholders at the Special Meeting. By voting in favor of a Reverse Stock Split, you are expressly also authorizing the Board to delay, not proceed with, and abandon, the proposed amendment if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL 3—ADJOURNMENT OF SPECIAL MEETING, IF NECESSARY,
TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT
VOTES IN FAVOR OF PROPOSALS 1 AND/OR 2

        If we fail to receive a sufficient number of votes to approve Proposals 1 and/or Proposal 2—approval of the Authorized Shares Amendment and/or the Reverse Split Amendment we may propose to adjourn the Special Meeting for a period of not more than thirty (30) days, for the purpose of soliciting additional proxies to approve one or both of those Proposals. We currently do not intend to propose adjournment of the Special Meeting if there are sufficient votes to approve those Proposals.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 3 TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 1 AND/OR 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our Common Stock as of January 2, 2018 by: (i) each director and nominee for director; (ii) each of our named executive officers; (iii) all of our executive officers and directors as a group; and (iv) all stockholders known us to be beneficial owners of more than five (5%) percent of our Common Stock.

        The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within sixty (60) days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5%+ Beneficial Owners
Highbridge Capital Management, LLC(2)
Franklin Advisers, Inc.(3)
Atlas Venture Fund VII, L.P.(4)
Danish Biotech SPV I P/S(5)
Index Venture Associates III Limited(6)
Non-Employee Directors
Elaine Hochberg
Nicholas C. Nicolaides, Ph.D.(7)
John E. Osborn(7)
Robert P. Roche, Jr.(7)
Andrea Heslin Smiley
Timothy P. Walbert(8)
Gregory Weaver(7)
Named Executive Officers
Robert Radie(9)
Mark Strobeck, Ph.D.(10)
Patrick M. Shea(11)
All executive officers and directors as a group (11 persons)(12)

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC, which information may not be accurate as of January 2, 2018. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Egalet Corporation, 600 Lee Road, Suite 100, Wayne, PA 19087. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table above have sole voting and investment power with respect to all shares of Common Stock that they beneficially own. Applicable percentages are based on                shares outstanding on January 2, 2018, adjusted as required by rules promulgated by the SEC.

(2)
Based solely on the Schedule 13G filed with the SEC on July 17, 2017 by Highbridge Capital Management, LLC ("Highbridge"). Highbridge International LLC may be deemed to beneficially own 4,120,800 shares of Common Stock and Highbridge, as its trading manager, may be deemed to be the beneficial owner of 4,120,800 shares of Common Stock held by Highbridge International LLC. Highbridge Capital Management, LLC and Highbridge International LLC have shared voting and dispositive power with respect to all such shares. The address of Highbridge is 40 West 57th Street, 32nd Floor, New York, New York 10019.

(3)
Based solely on the Schedule 13G/A filed on December 12, 2016 by Franklin Resources, Inc. ("Franklin"), consists of shares beneficially owned by Franklin Advisers, Inc. ("Franklin Advisers"), a subsidiary of Franklin, which is deemed to beneficially own shares held by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers and are its direct and indirect subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. (the "Johnsons") each own in excess of 10% of the outstanding common stock of Franklin and are the principal stockholders of Franklin. Franklin and the Johnsons may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which Franklin subsidiaries provide investment management services. Franklin Advisers has sole voting and dispositive power with respect to all the shares. Franklin, Franklin Advisers and the Johnsons disclaim beneficial ownership of the shares. The address of Franklin Advisers is One Franklin Parkway, Building 920, San Mateo, California 94403.

(4)
Based solely on the Schedule 13G/A filed with the SEC on February 9, 2017 by Atlas Venture Fund VII, L.P. ("Atlas VII"). Atlas VII is the record holder of 2,588,411 shares of the Company's Common Stock ("Atlas Shares") and shares voting and dispositive power with regard to such shares. Atlas Venture Associates VII, L.P. ("AVA VII LP") is the sole general partner of Atlas VII. Atlas Venture Associates VII, Inc. ("AVA VII Inc.") is the sole general partner of AVA VII LP. Peter Barrett, Bruce Booth, Jeff Fagnan and Jean-Francois Formela is each a director of AVA VII Inc. (the "Atlas Directors"). No person other than the respective owner referred to herein of the Atlas Shares is known to have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such Atlas Shares. Each of Atlas VII, AVA VII LP, AVA VII Inc. and the Atlas Directors disclaim beneficial ownership of the Atlas Shares except for such shares, if any, such person holds of record. The address for Atlas VII is 25 First Street, Suite 303, Cambridge, MA 02141.

(5)
The shares reported as beneficially owned by Danish Biotech SPV I P/S ("Danish Biotech") herein are based solely on the Schedule 13G/A filed with the SEC on February 14, 2017 by Omega Fund IV, L.P. and certain of its affiliated entities, Danish Biotech, Danish Biotech SPV I, GP Ltd. ("Danish Biotech Ltd"), Kris Allen ("Allen"), and Martin Mullins ("Mullins"). Danish Biotech owns 2,575,352 shares of the Company's Common Stock. Danish Biotech Ltd is the general partner of Danish Biotech and may be deemed to beneficially own the shares held by Danish Biotech. Allen and Mullins are the directors of Danish Biotech Ltd and may be deemed to beneficially own the shares held by Danish Biotech. Danish Biotech shares voting and dispositive power with respect to all of such shares with Danish Biotech Ltd., Allen and Mullens. The address of Danish Biotech is c/o IPES (Guernsey) Limited, 1 Royal Plaza, Royal Avenue, St. Peter Port, Guernsey GY 1 2HL, Channel Islands, United Kingdom.

(6)
Shares beneficially owned are based solely on the Schedule 13G filed with the SEC on February 8, 2017 by Index Ventures Associates III Ltd ("Index III Limited"), which may be deemed to share voting and dispositive power with respect to shares owned of record by entities for which it serves as general partner, including Index Ventures III (Delaware) L.P. (896,816 shares), Index Ventures III (Jersey) L.P. (441,477 shares) and Index Ventures III Parallel Entrepreneur Fund (Jersey) L.P. (15,976 shares), as well as shares held by Yucca (Jersey) SLP ("Yucca") that mirror the investments of Index III Limited's funds. Yucca is a co-investment vehicle whose investments mirror investments of the funds for which Index III Limited and Index Associates VI Limited ("Index Associates VI") serve as general partners. Index Associates VI, an affiliate of Index III

  Limited, may be deemed to share voting and dispositive power over the 1,007,033 shares owned of record by Index Ventures Life VI (Jersey) L.P., as well as shares held by Yucca that mirror the investments held by Index Associates VI funds. The address for Index III Limited is No. 1 Seaton Place, St. Helier, Jersey, Channel Islands, JE4 8YJ.

(7)
Represents shares issuable pursuant to stock options exercisable as of January 2, 2018 or within 60 days of January 2, 2018.

(8)
Includes            shares issuable pursuant to stock options exercisable as of January 2, 2018 or within 60 days of January 2, 2018.

(9)
Includes            shares issuable pursuant to stock options exercisable as of January 2, 2018 or within 60 days of January 2, 2018.

(10)
Includes            shares issuable pursuant to stock options exercisable as of January 2, 2018 or within 60 days of January 2, 2018.

(11)
Includes            shares issuable pursuant to stock options exercisable as of January 2, 2018 or within 60 days of January 2, 2018.

(12)
Includes            shares issuable pursuant to stock options exercisable as of January 2, 2018 or within 60 days of January 2, 2018 held by our directors and officers.

STOCKHOLDER PROPOSALS

        As disclosed in our proxy statement for our Annual Meeting of Stockholders held on June 8, 2017, stockholder proposals intended to be presented at the 2018 Annual Meeting of Stockholders must have been received by us no later than December 29, 2017 in order to be considered for inclusion in our annual meeting proxy statement in 2018. The deadline for stockholder proposals intended to be presented at the 2019 Annual Meeting of Stockholders will be disclosed in our proxy statement for our 2018 Annual Meeting of Stockholders. Upon receipt of any such proposal, we will determine whether or not to include the proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies. Stockholders who wish to submit a proposal not intended to be included in our annual meeting proxy statement but to be presented at next year's annual meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by our Bylaws to provide notice of such proposal or nomination no later than the close of business on April 9, 2018, but no earlier than the close of business on March 10, 2018, to be considered for a vote at next year's annual meeting. Any proposal, nomination or notice must contain the information required by our Bylaws and be delivered to our principal executive offices at Egalet Corporation, c/o Secretary, 600 Lee Road, Suite 100, Wayne, PA 19087.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Egalet stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify us or your broker. Direct your written request to Investor Relations, Egalet Corporation, 600 Lee Road, Suite 100, Wayne, PA 19087 or contact Investor Relations at 610-833-4200. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

INSTRUCTIONS FOR THE VIRTUAL SPECIAL MEETING

        Our Special Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com and are summarized below.

        To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/EGLT2018 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:45 A.M. Eastern Time on February 14, 2018. The meeting will begin promptly at 9:00 A.M. Eastern Time on February 14, 2018. If you are a stockholder of record, you may vote prior to or via the virtual meeting website during the meeting. Please have your 16-Digit Control Number to join the Special Meeting.

        If you wish to submit a question, you may do so during the meeting by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/EGLT2018 and typing your question into the "Ask a Question" field, and click "Submit."

        Questions pertinent to meeting matters will be answered during the Special Meeting, subject to time constraints. Questions not pertinent to meeting matters will not be answered.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
Stan Musial Executive Vice President, Chief Financial Officer & Secretary

                        , 2018

 Annex A

CERTIFICATE OF AMENDMENT
OF THE
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
EGALET CORPORATION

        EGALET CORPORATION, a corporation incorporated under its current name on August 21, 2013 and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

  FIRST: That, at a meeting of the Board of Directors on December 8, 2017, a resolution was duly adopted setting forth a proposed amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, in the form set forth below (the "Amendment"), declaring said Amendment to be advisable and calling for consideration of said proposed Amendment by the stockholders of the Corporation.

    "RESOLVED, that, having determined that an increase in the Corporation's authorized Common Stock to 275,000,000 shares is in the best interest of the Corporation and its stockholders, subject to the consideration and approval of the Corporation's stockholders, Article IV of the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, be and it hereby is amended to replace subsection (a) in its entirety with the following:

    Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Eighty Million (280,000,000), consisting of Two Hundred Seventy Five Million (275,000,000) shares of Common Stock, par value $0.001 per share ("Common Stock"), and Five Million (5,000,000) shares of Preferred Stock, par value $0.001 per share ("Preferred Stock"). Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the board of directors of the Corporation (the "Board of Directors")."

  SECOND: Thereafter, pursuant to the resolution of the Board of Directors, the proposed Amendment was approved by the stockholders of the Corporation at a special meeting of stockholders, held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware on                        , 2018, at which meeting the necessary number of shares required by statute were voted in favor the Amendment.

  THIRD: That the Amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, to be executed by Robert S. Radie, its President and Chief Executive Officer, on this                        day of                                    , 2018.

EGALET CORPORATION
By:	Name: Robert S. Radie Title: President and Chief Executive Officer

A-1

 Annex B

CERTIFICATE OF AMENDMENT
OF THE
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
EGALET CORPORATION

        EGALET CORPORATION, a corporation incorporated under its current name on August 21, 2013 and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

  FIRST: That, at a meeting of the Board of Directors on December 18, 2017, a resolution was duly adopted setting forth a proposed amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, in the form set forth below (the "Amendment"), declaring said Amendment to be advisable and calling for consideration of said proposed Amendment by the stockholders of the Corporation.

    "RESOLVED, that the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, shall be further amended by adding at the end of subsection (a) of Article IV thereof the following: "Effective upon the effective time of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), each            shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without the necessity of any further action, be changed, reclassified and combined into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall have that rounded up to one additional whole share."

  SECOND: Thereafter, pursuant to the resolution of the Board of Directors, the proposed Amendment was approved by the stockholders of the Corporation at a special meeting of stockholders, held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware on                        , 2018, at which meeting the necessary number of shares required by statute were voted in favor the Amendment.

  THIRD: That the Amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, to be executed by Robert S. Radie, its President and Chief Executive Officer, on this                        day of                                    , 2018.

EGALET CORPORATION
By:	Name: Robert S. Radie Title: President and Chief Executive Officer

B-1

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 13, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. EGALET CORPORATION C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 During The Meeting - Go to www.virtualshareholdermeeting.com/EGLT2018 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 13, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E35180-S66475 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EGALET CORPORATION The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain ! ! ! 1. To approve an amendment to Egalet Corporation's (the "Company") Third Amended and Restated Certificate of Incorporation, as amended (the "Charter"), to increase the number of authorized shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), from 75,000,000 to 275,000,000. ! ! ! 2. To approve an amendment to the Company's Charter to effect a reverse stock split of the shares of the Company's Common Stock at a ratio of not less than 1-to-2 and not greater than 1-to-20, with the exact ratio and effective time of the reverse stock split to be determined by the Company's Board of Directors, if at all. ! ! ! 3. To authorize the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the meeting in favor of Proposal 1 and/or Proposal 2. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on February 14, 2018: The Notice and Proxy Statement is available at www.proxyvote.com. E35181-S66475 EGALET CORPORATION Special Meeting of Stockholders February 14, 2018 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Robert Radie and Stan Musial, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side, all of the shares of common stock of Egalet Corporation that the undersigned is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM, Eastern Time, on February 14, 2018, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/EGLT2018, and any adjournment or postponement thereof and further authorizes each such proxy to vote in his discretion upon such other matters as may properly come before such Special Meeting and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as indicated on the reverse side, and in the discretion of the proxy upon such other matters as may properly come before the Special Meeting. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: